Exhibit 23.7

CONSENT OF HOULIHAN LOKEY HOWARD & ZUKIN
FINANCIAL ADVISORS, INC.

Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) hereby consents to (a) the filing of its opinion, dated February 22, 2008, addressed to the Board of Directors of Verizon Communications Inc. and Northern New England Spinco Inc., as an exhibit to the Registration Statement on Form S-4 (File No. 333-141825) of FairPoint Communications, Inc., and any amendments thereto (the “Registration Statement”), filed with the Securities and Exchange Commission, and (b) the filing of this consent as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder.

HOULIHAN LOKEY HOWARD & ZUKIN
FINANCIAL ADVISORS, INC.

By	/s/ Richard De Rose
Name: Richard De Rose
Title: Managing Director
Date: 2/28/08